SECURITY AGREEMENT
(Axis)

THIS SECURITY AGREEMENT dated the 22nd day of April, 2010, by and between IRC – Interstate Realty Corporation, a Tennessee corporation, whose address is 2620 Thousand Oaks Boulevard, Suite 4000, Memphis, TN 38118 (hereinafter collectively called “Secured Party”) and Axis Technologies, Inc. and Axis Technologies Group, Inc., both Delaware corporations, whose address is 2055 South Folsom Street, Lincoln, NE 68522 (hereinafter collectively called “Debtor” or “Pledgor”).

W I T N E S S E T H:

1.            Security Interest.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor assigns and grants to Secured Party a security interest in and lien upon the Collateral (hereinafter defined) to secure the payment and the performance of the Obligations (hereinafter defined).

2.            Collateral.  A security interest is hereby granted in all of Debtor’s personal property, whether presently or hereafter owned (the "Collateral") including, without limitation, the following:

A.            Types of Collateral:

i.             Certain Inventory.  Any and all of Debtor’s goods held as inventory including, without limitation, all inventory acquired with funds loaned or provided by Secured Party for Debtor, whether due to draws under letters of credit issued at the application of Secured Party upon Debtor’s or a letter of credit beneficiary’s request to fund payment for inventory, as well as certain inventory already owned by Debtor acquired with other funds, all as more specifically described on Exhibit A, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory.  All of the aforesaid inventory acquired with funds loaned, provided or arranged by Secured Party shall hereinafter be collectively referred to as the “IRC Inventory”.

ii.            Accounts. Any and all accounts and other rights of Debtor to the payment of money including, without limitation, all accounts resulting from the sale of the IRC Inventory, whether or not earned by performance.

iii.           Instruments, Investment Documents, and/or Documents.  Any and all of Debtor’s instruments, investment documents, documents or other writings of any type, which evidence a right to the payment of money including, without limitation, all of the foregoing relating to, or resulting from the sale of, the IRC Inventory, and which are of a type that is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment, whether now owned or hereafter acquired, including, without limitation, negotiable instruments, promissory notes, and documents of title owned or to be owned by Debtor, certificates of deposit, and all liens on real or personal property, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents, but only insofar as the foregoing relate to or arise from the aforesaid inventory.

iv.            General Intangibles; Intellectual Property. Any and all of Debtor’s general intangible property including, without limitation, the general intangibles relating to the IRC Inventory, licenses, computer software development rights, intellectual property, trademarks, patents and copyrights.

v.             Supporting Obligations.  Any and all supporting obligations that support payment or performance of an account, chattel paper, documents, general intangibles, instruments, or investment property including, without limitation, letter-of-credit rights and guaranties.

B.            Substitutions, Proceeds and Related Items.  Any and all substitutes and replacements for, accessions, attachments and other additions to, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, and insurance distributions of any kind related to the Collateral, including, without limitation,  returned premiums, interest, premium and principal payments);  any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising,  relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Secured Party.

C.            Deposit Accounts.  All deposit accounts of Debtor maintained with Magna Bank, now or hereafter existing, liquidated or unliquidated.

3.            Description of Obligation(s).  The following obligations ("Obligation" or ”Obligations”) are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Secured Party, now or hereafter existing, arising directly or indirectly between Debtor and Secured Party whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above;   (b) All costs incurred by Secured Party to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All other costs and attorney's fees incurred by Secured Party, in connection with the Joint Venture Agreement between Secured party and Debtor of even date herewith, together with interest at the maximum rate allowed by law if not paid within ten (10) days after demand is made for the payment of same.

4.            Debtor's Warranties.  Debtor hereby represents and warrants to Secured Party as follows:

A.            Financing Statements.  Except for UCC-1 financing statements filed on behalf of Gemini Strategies, LLC (“Gemini”) which Debtor has obtained a release of the Collateral from, as well as any accounts resulting from the sale of any IRC Inventory approved by Secured Party from time to time, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, and the one granted to Gemini which has been released, has attached or been perfected in the Collateral or any part thereof.

B.            Ownership.  Other than as granted to or held by Gemini which has released its lien on the Collateral, Debtor owns the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder.

C.            Fixtures and Accessions.  None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

D.            Claims of Debtors on the Collateral.  All account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

E.             Environmental Compliance.  The conduct of Debtor's business operations and the condition of Debtor's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

F.             Power and Authority.  Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

G.            State of Incorporation and Name of Debtor.  Debtor’s state of organization is Delaware (if Debtor is not an entity organized or incorporated pursuant to state law: Debtor’s principal residence if an individual; otherwise Debtor’s principal place of business); and Debtor’s exact legal name is as set forth in the first paragraph of this Agreement.

5.            Debtor's Covenants.  Until full payment and performance of all of the Obligations, unless Secured Party otherwise consents in writing:

A.            Obligation and This Agreement.  Debtor shall perform all of its agreements herein and in any other agreements between it and Secured Party.

B.            Ownership and Maintenance of the Collateral.  Debtor shall keep all tangible Collateral in good condition.  Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Secured Party.  Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

C.            Insurance.  Debtor shall insure the Collateral with companies acceptable to Secured Party.  Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Secured Party shall approve.  All insurance policies shall be written for the benefit of Debtor and Secured Party as their interests may appear, payable to Secured Party as loss payee, or in other form satisfactory to Secured Party, and such policies or certificates evidencing the same shall be furnished to Secured Party.  All policies of insurance shall provide for written notice to Secured Party at least thirty (30) days prior to cancellation.  Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

D.            Secured Party's Costs.  Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Secured Party in accordance with the terms of the Documents.  Whether the Collateral is or is not in Secured Party's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Secured Party at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation.  Debtor agrees to reimburse Secured Party on demand for any costs so incurred.

E.             Information and Inspection.  Debtor shall (i) promptly furnish Secured Party any information with respect to the Collateral requested by Secured Party; (ii) allow Secured Party or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) promptly furnish Secured Party or its representatives such information as Secured Party may request to identify the Collateral, at the time and in the form requested by Secured Party; and (iv) deliver upon request to Secured Party shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

F.            Additional Documents.  Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Secured Party to obtain, maintain, and perfect the security interest hereunder and to enable Secured Party to comply with any federal or state law in order to obtain or perfect Secured Party's interest in the Collateral or to obtain proceeds of the Collateral.

G.            Parties Liable on the Collateral.  Debtor shall preserve the liability of all obligors on any Collateral, shall preserve the priority of all security therefor.  Secured Party shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

H.            Records of the Collateral.  Debtor at all times shall maintain accurate books and records covering the Collateral.  Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Secured Party, and Secured Party is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time.  The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

I.             Disposition of the Collateral.  If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Secured Party, and upon request of Secured Party shall assign or indorse the same to Secured Party.  No Collateral may be sold, leased, licensed, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Secured Party, except the Collateral sold, leased, licensed, manufactured, processed or consumed in the ordinary course of business.

J.            Accounts.  Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

K.            Notice/Location of the Collateral.  Debtor shall give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which any of the Collateral is or will be kept, and of any change of any such location.  If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

L.            Change of Name/Status and Notice of Changes.  Without the written consent of Secured Party, Debtor shall not change its name, change its corporate or organizational status, change its state of organization, use any trade name or engage in any business not reasonably related to its business as presently conducted.  Debtor shall notify Secured Party immediately of (i) any material change in the Collateral, (ii) a change in Debtor's residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Documents or furnished to Secured Party pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

M.           Use and Removal of the Collateral.  Debtor shall not use the Collateral illegally.  Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Secured Party.  Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Secured Party, except for the sale of inventory in the ordinary course of business.

N.           Possession of the Collateral.  Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of the Secured Party’s security interest and lien in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party and subject to the terms set forth herein.  Debtor shall also cooperate with Secured Party in obtaining control of any Collateral

O.           Power of Attorney.  Debtor appoints Secured Party and any officer thereof as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Debtor for failure to take any action hereunder.  This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

P.            Waivers by Debtor.  Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Secured Party in its discretion, without notice to Debtor.  Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account.  Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

Q.           Other Parties and Other Collateral.  No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Secured Party under the law, hereunder, or under any other agreement pertaining to the Collateral.  Secured Party need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Secured Party shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

R.            Compliance with State and Federal Laws.  Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

6.            Rights and Powers of Secured Party.

A.            General.  Secured Party, before or after default, without liability to Debtor may obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor. Secured Party, after default, without liability to Debtor may: require Debtor to give possession or control of any Collateral to Secured Party; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Secured Party may determine.  Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for its or their own willful misconduct or gross negligence.  The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Agreement, or otherwise.  If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Secured Party may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Secured Party's option (i) protect only Secured Party and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided.  The premiums for any such insurance purchased by Secured Party shall be a part of the Obligation and shall bear interest as provided in 3(e) hereof.

B.            Convertible Collateral.  Secured Party may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Secured Party shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

C.            Financing Statements.  Debtor hereby authorizes Secured Party to file financing statements, continuation statements, amendments or assignments in any jurisdiction Secured Party deems appropriate to protect Secured Party’s security interest and lien in the Collateral including, but not limited to, notice filing in jurisdictions other than Debtor’s principal place of business or state of organization.

7.            Default.

A.            Event of Default.  An event of default ("Event of Default") shall occur if:  (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of Secured Party, there is insufficient insurance coverage; (ii)  Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Debtor and Secured Party or between Secured Party and any other obligor on the Obligation, including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the " Documents"); (iii) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of Secured Party; (iv) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any lease agreement between such party and any lessor pertaining to premises at which any Collateral is located or stored; or (v) Debtor or such other obligor abandons any leased premises at which the Collateral is located or stored and the Collateral is either moved without the prior written consent of Secured Party or the Collateral remains at the abandoned premises.

B.           Rights and Remedies.  If any Event of Default shall occur, then, in each and every such case, Secured Party may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Secured Party's option:

i.       Acceleration. The Obligation shall, at Secured Party's option, become immediately due and payable, and the obligation, if any, of Secured Party to permit further borrowings under the Obligation shall at Secured Party's option immediately cease and terminate.

ii.      Possession and Collection of the Collateral.  At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any agent or broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Secured Party; (c) in Secured Party's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Secured Party (or to any assignee of Secured Party or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (f) take any other action which Secured Party deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Secured Party under any other provision of this Agreement, under any of the other Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Tennessee (hereinafter referred to as the "UCC")).  In taking possession of the Collateral Secured Party may enter Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace.   Debtor shall, upon Secured Party's demand, promptly make the Collateral or other security available to Secured Party at a place designated by Secured Party, which place shall be reasonably convenient to both parties.

Secured Party shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Secured Party's willful and malicious act.   Secured Party shall have no duty to take any action to preserve or collect the Collateral.

iii.           Receiver.  Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

iv.            Right of Set Off.  Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Secured Party or any of Secured Party's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.

Secured Party shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability.  Secured Party may surrender any insurance policies in the Collateral and receive the unearned premium thereon.  Debtor shall be entitled to any surplus and shall be liable to Secured Party for any deficiency.  The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Secured Party in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Secured Party at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Secured Party may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Secured Party shall be deemed "commercially reasonable".

8.            General.

A.           Parties Bound.  Secured Party's rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by Secured Party of any of the Obligation or the Collateral, Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Secured Party shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred.  All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

B.           Waiver.  No delay of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  No waiver by Secured Party of any right hereunder or of any default by Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.  Each right, power and remedy of Secured Party as provided for herein or in any of the Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all other such rights, powers or remedies.

C.            Agreement Continuing.  This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Secured Party and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.  Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties.  Time is of the essence of this Agreement.

D.            Definitions.    Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 9 definitions apply.

E.            Notices.  Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party.  Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

F.            Modifications.  No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Secured Party.  The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

G.            Applicable Law and Partial Invalidity.  This Agreement has been delivered in the State of Tennessee and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

H.            Financing Statement.  To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

I.             Arbitration.  ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW.  IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL.  JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.  ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A.           SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN JACKSON, MISSISSIPPI AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE.  ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B.           RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (1) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER.  THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT.  NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OF CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

J.            Controlling Document.  To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

K.           NOTICE OF FINAL AGREEMENT.  THIS WRITTEN SECURITY AGREEMENT AND THE OTHER DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

Secured Party:		Debtor(s)/Pledgor(s):

IRC – Interstate Realty Corporation		Axis Technologies, Inc.

By:	/S/	By:	/S/

Its:	J. Kevin Adams, CEO	Its:	Kip Hirschbach, CEO

Axis Technologies Group, Inc.

		By:	/S/

		Its:	Jim Erickson, President

EXHIBIT A

i.             12,000 units of inventory consisting of fluorescent lighting ballasts units more particularly described as follows:

a.	9,100 AX232B120 (2 lamp 120 volt ballasts)
b.	2,520 AX232B120/277 (2 lamp 120/277 volt ballasts)
c.	380 AX332B120/277 (3 lamp 120/277 volt ballasts)

ii.            Certain Inventory.  Any and all of Debtor’s goods held as inventory including, without limitation, all inventory acquired with funds loaned or provided by Secured Party for Debtor, whether due to draws under letters of credit issued at the application of Secured Party upon Debtor’s or a letter of credit beneficiary’s request to fund payment for inventory, as well as certain inventory already owned by Debtor acquired with other funds, all as more specifically described on Exhibit A, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory.  All of the aforesaid inventory acquired with funds loaned, provided or arranged by Secured Party shall hereinafter be collectively referred to as the “IRC Inventory”.

iii.           Accounts. Any and all accounts and other rights of Debtor to the payment of money including, without limitation, all accounts resulting from the sale of the IRC Inventory, whether or not earned by performance.

iv.            Instruments, Investment Documents, and/or Documents.  Any and all of Debtor’s instruments, investment documents, documents or other writings of any type, which evidence a right to the payment of money including, without limitation, all of the foregoing relating to, or resulting from the sale of, the IRC Inventory, and which are of a type that is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment, whether now owned or hereafter acquired, including, without limitation, negotiable instruments, promissory notes, and documents of title owned or to be owned by Debtor, certificates of deposit, and all liens on real or personal property, security agreements, leases and other contracts securing or otherwise relating to any of said instruments or documents, but only insofar as the foregoing relate to or arise from the aforesaid inventory.

v.             General Intangibles; Intellectual Property. Any and all of Debtor’s general intangible property including, without limitation, the general intangibles relating to the IRC Inventory, licenses, computer software development rights, intellectual property, trademarks, patents and copyrights.

vi.            Supporting Obligations.  Any and all supporting obligations that support payment or performance of an account, chattel paper, documents, general intangibles, instruments, or investment property including, without limitation, letter-of-credit rights and guaranties.